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                                                                    EXHIBIT 5.1

                        SQUIRE, SANDERS & DEMPSEY L.L.P.
                                 4900 KEY TOWER
                                127 PUBLIC SQUARE
                           CLEVELAND, OHIO 44114-1304


December 14, 1999


Ohio Legacy Corp
305 West Liberty Street
Wooster, Ohio 44691

Ladies and Gentlemen:

         Reference is made to Amendment No. 2 to the Registration Statement on Form SB-2 ("Registration Statement") to be filed by Ohio Legacy Corp with the Securities and Exchange Commission on December 14, 1999 with respect to the issuance of up to 1,350,000 of its common shares, no par value ("Common Shares"). We are familiar with the Registration Statement, and we have examined such documents and certificates and considered such matters of law as we deemed necessary for the purpose of rendering this opinion.

         Based upon the foregoing, we are of the opinion that the Common Shares to be offered pursuant to the Registration Statement, when issued in accordance with the provisions thereof, will be legally issued, fully paid and nonassessable.

         We hereby consent to the filing of this opinion as an exhibit to the Registration Statement.

                                      Respectfully submitted,

                                      Squire, Sanders & Dempsey L.L.P.